Exhibit 10.5

MARATHON OIL CORPORATION

2007 INCENTIVE COMPENSATION PLAN

1. Plan. The Marathon Oil Corporation 2007 Incentive Compensation Plan (the “Plan”) was adopted by the Board of Directors of Marathon Oil Corporation, a Delaware corporation (the “Corporation”), to reward certain officers and employees of the Corporation and its Subsidiaries and Non-employee Directors of the Corporation by providing for certain cash benefits and by enabling them to acquire shares of Common Stock of the Corporation.

2. Objectives. The Plan is designed to attract and retain officers and employees of the Corporation and its Subsidiaries, to attract and retain qualified directors of the Corporation, to encourage the sense of proprietorship of such officers, employees and directors and to stimulate the active interest of such persons in the development and financial success of the Corporation and its Subsidiaries. These objectives are to be accomplished by making Awards under this Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Corporation and its Subsidiaries.

3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Administrator” means (i) with respect to Employee Awards, the Committee, and (ii) with respect to Director Awards, the Board.

“Authorized Officer” means the Chief Executive Officer of the Corporation (or any other senior officer of the Corporation to whom he or she shall delegate the authority to execute any Award Agreement, where applicable).

“Award” means an Employee Award or a Director Award.

“Award Agreement” means any Employee Award Agreement or Director Award Agreement.

“Board” means the Board of Directors of the Corporation.

“Cash Award” means an award denominated in cash.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the independent Committee of the Board as is designated by the Board to administer the Plan.

“Common Stock” means Marathon Oil Corporation common stock, par value $1.00 per share.

“Corporation” has the meaning set forth in paragraph 1 hereof.

“Director Award” means any Nonqualified Stock Option, SAR, Stock Award, Restricted Stock Unit Award, Cash Award or Performance Award granted, whether singly, in combination or in tandem, to a Participant who is a Non-employee Director pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as the Board may establish in order to fulfill the objectives of the Plan.

“Director Award Agreement” means a written agreement setting forth the terms, conditions and limitations applicable to a Director Award, to the extent the Board determines such agreement is necessary.

“Disability” means a condition that renders the Participant disabled under the terms of the Long Term Disability Plan of Marathon Oil Company, the Speedway SuperAmerica LLC Long Term Disability Plan, or a successor thereto, as applicable.

“Dividend Equivalents” means, with respect to Restricted Stock Units, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock granted in the Award.

“Employee” means an employee of the Corporation or any of its Subsidiaries.

“Employee Award” means any Option, SAR, Stock Award, Restricted Stock Unit Award, Cash Award or Performance Award granted, whether singly, in combination or in tandem, to a Participant who is an Employee pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as the Committee may establish in order to fulfill the objectives of the Plan.

“Employee Award Agreement” means a written agreement setting forth the terms, conditions and limitations applicable to an Employee Award, to the extent the Committee determines such agreement is necessary.

“Equity Award” means any Option, SAR, Stock Award, or Performance Award (other than a Performance Award denominated in cash) granted to a Participant under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if Common Stock is listed on a national securities exchange, the closing sales price per share of such Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the next succeeding date on which such a sale is so reported, or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise, (ii) if Common Stock is not so listed but is quoted on the NASDAQ Stock Market, Inc., the closing sales price per share of Common Stock reported by the NASDAQ Stock Market, Inc. on that date, or, if there shall have been no such sale so reported on that date, on the next succeeding date on which such a sale is so reported or, at the discretion of the Committee, the price prevailing on the NASDAQ Stock Market, Inc. at the time of exercise, (iii) if Common Stock is not so listed or quoted, the closing bid price on that date, or, if there are no quotations available for such date, on the next succeeding date on which such quotations shall be available, as reported by the NASDAQ Stock Market, Inc. or, if not reported by the NASDAQ

Stock Market, Inc., by the National Quotation Bureau Incorporated or (iv) if Common Stock is not publicly traded, the most recent value determined by an independent appraiser appointed by the Corporation for such purpose.

“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

“Grant Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

“Incentive Stock Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

“Non-employee Director” means an individual serving as a member of the Board who is not an Employee of the Corporation or any of its Subsidiaries.

“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified Grant Price, which may be an Incentive Stock Option or a Nonqualified Stock Option.

“Participant” means an Employee or Non-employee Director to whom an Award has been granted under this Plan.

“Performance Award” means an Award made pursuant to this Plan that is subject to the attainment of one or more performance goals.

“Performance Goal” means a standard established by the Committee to determine in whole or in part whether a Qualified Performance Award shall be earned.

“Plan” has the meaning set forth in paragraph 1 hereof.

“Qualified Performance Award” means a Performance Award made to a Participant who is an Employee that is intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, as described in Section 8(v)(B) of the Plan.

“Restricted Stock” means Common Stock that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value in cash that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit Award” means an Award in the form of Restricted Stock Units.

“Restriction Period” means a period of time beginning as of the Grant Date of an Award of Restricted Stock or Restricted Stock Units and ending as of the date upon which the Common Stock subject to such Award is issued (if not previously issued) or is no longer restricted or subject to forfeiture provisions.

“Retirement” means termination on or after the time at which the Employee is eligible for retirement under the Retirement Plan of Marathon Oil Company, the Marathon Petroleum Company LLC Retirement Plan, or a successor thereto, as applicable. However, the term Retirement does not include (i) an event immediately following which the Participant remains an Employee, or (ii) a termination that does not coincide with the Employee’s retirement under the Retirement Plan of Marathon Oil Company, the Marathon Petroleum Company LLC Retirement Plan, or a successor thereto, as applicable.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price.

“Stock Award” means an Award in the form of, or denominated in, or by reference to, shares of Common Stock, including an award of Restricted Stock.

“Subsidiary” means (i) in the case of a corporation, any corporation of which the Corporation directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Corporation directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

4. Eligibility.

(a) Employees. Employees eligible for the grant of Employee Awards under this Plan are those selected by the Committee.

(b) Directors. Members of the Board eligible for the grant of Director Awards under this Plan are those who are Non-employee Directors.

5. Common Stock Available for Awards. Subject to the provisions of paragraph 16 hereof, no Award shall be granted if it shall result in the aggregate number of shares of Common Stock issued under the Plan plus the number of shares of Common Stock covered by or subject to Awards then outstanding (after giving effect to the grant of the Award in question) to exceed 17,000,000 shares. No more than 6,000,000 shares of Common Stock shall be available for Awards other than Options or SARs. The number of shares of Common Stock that are the subject of Awards under this Plan that are forfeited, terminated or expire unexercised shall again immediately become available for Awards hereunder. Notwithstanding the foregoing, in the case of any SAR settled upon exercise by delivery of shares of Common Stock, the full number of shares with respect to which the SAR was exercised shall count against the number of shares of

Common Stock reserved for issuance and shall not again become available under this Plan. The number of shares of Common Stock reserved for issuance under the Plan shall not be increased by (i) any shares tendered or Award surrendered in connection with the purchase of shares of Common Stock upon the exercise of an Option as described in paragraph 12, (ii) any shares of Common Stock deducted from an Award payment in connection with the Corporation’s tax withholding obligations as described in paragraph 13 or (iii) any shares of Common Stock purchased by the Corporation with proceeds collected in connection with the exercise of an Option. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Corporation shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

6. Administration.

(a) Authority of the Committee. This Plan shall be administered by the Committee except as otherwise provided herein. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Corporation and in keeping with the objectives of this Plan. Subject to paragraph 6(d) hereof, the Committee may, in its discretion, provide for the extension of the exercisability of an Employee Award, accelerate the vesting or exercisability of an Employee Award or otherwise amend or modify an Employee Award in any manner that is (i) not adverse to the Participant to whom such Employee Award was granted, (ii) consented to by such Participant or (iii) authorized by paragraph 16(c) hereof; provided, however, that no such action shall permit the term of any Option to be greater than 10 years from the applicable Grant Date. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee, with respect to Employee Awards, in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

(b) Indemnification. No member of the Committee or officer of the Corporation to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Corporation in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

(c) Authority of the Board. The Board shall have the same powers, duties, and authority to administer the Plan with respect to Director Awards as the Committee retains with respect to Employee Awards as described above.

(d) Prohibition on Repricing of Awards. No Option or SAR may be repriced, replaced, regranted through cancellation or modified without stockholder approval (except in connection with a change in the Corporation’s capitalization or a transaction as contemplated in paragraph 16 hereof), if the effect would be to reduce the Grant Price for the shares underlying such Award.

7. Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Corporation its authority under this Plan pursuant to such conditions or limitations as the Committee may establish with respect to Employee Awards. The Board may delegate to the Chief Executive Officer and to other senior officers of the Corporation its administrative functions under this Plan with respect to Director Awards. The Committee and Board, as applicable, may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

8. Employee Awards.

(a) The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Employee Award shall be evidenced in such communications as the Committee deems appropriate, including in an Employee Award Agreement, shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion, and may be signed by an Authorized Officer for and on behalf of the Corporation. Employee Awards may consist of those listed in this paragraph 8(a) and may be granted singly, in combination or in tandem. Employee Awards may also be granted in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Corporation or any of its Subsidiaries, including the plan of any acquired entity. All or part of an Award may be subject to conditions established by the Committee. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested or unpaid Awards shall be treated as provided in the terms and conditions of the applicable Award.

(i) Option. An Employee Award may be in the form of an Option. An Option awarded to an Employee pursuant to this Plan may consist of either an Incentive Stock Option or a Nonqualified Stock Option. On the Grant Date, the Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock subject to such Option. The term of the Option shall extend no more than 10 years after the Grant Date. Options may not include provisions that “reload” the option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded to Employees pursuant to this Plan, including the Grant Price, the term of the Options, the number of shares subject to the Option and the date or dates upon which they become exercisable, shall be determined by the Committee.

(ii) Stock Appreciation Rights. An Employee Award may be in the form of an SAR. On the Grant Date, the Grant Price of an SAR shall be not less than the Fair Market Value of the Common Stock subject to such SAR. The holder of a tandem SAR may elect to exercise either the option or the SAR, but not both. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any SARs awarded to Employees pursuant to this Plan, including the Grant Price, the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

(iii) Stock Award. An Employee Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee. Any Stock Award settled in Common Stock that (a) is not a Performance Award shall have a minimum Restriction Period of three years from the date of grant or (b) is a Performance Award shall have a minimum Restriction Period of one year from the date of grant; provided, however, that (1) the Committee may provide for earlier vesting upon a change in control or upon an Employee’s termination of employment by reason of death, Disability or Retirement, (2) such three-year or one-year minimum Restriction Period, as applicable, shall not apply to a Stock Award that is granted in lieu of salary or bonus, and (3) vesting of a Stock Award may occur incrementally over the three-year or one-year minimum Restriction Period, as applicable.

(iv) Restricted Stock Unit Awards. An Employee Award may be in the form of a Restricted Stock Unit Award. The terms, conditions and limitations applicable to a Restricted Stock Unit Award, including, but not limited to, the Restriction Period and the right to Dividend Equivalents, shall be determined by the Committee. Any Restricted Stock Unit Award settled in Common Stock that (a) is not a Performance Award shall have a minimum Restriction Period of three years from the date of grant or (b) is a Performance Award shall have a minimum Restriction Period of one year from the date of grant; provided, however, that (1) the Committee may provide for earlier vesting upon a change in control or upon an Employee’s termination of employment by reason of death, Disability or Retirement, (2) such three-year or one-year minimum Restriction Period, as applicable, shall not apply to a Restricted Stock Unit Award that is granted in lieu of salary or bonus, and (3) vesting of a Restricted Stock Unit Award may occur incrementally over the three-year or one-year minimum Restriction Period, as applicable.

(v) Cash Award. An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted to Employees pursuant to this Plan, including, but not limited to, vesting or other restrictions, shall be determined by the Committee.

(vi) Performance Award. Without limiting the type or number of Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to an Employee Award that is a Performance Award shall be determined by the Committee. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Employee and/or the portion that may be exercised.

(A) Nonqualified Performance Awards. Performance Awards granted to Employees that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

(B) Qualified Performance Awards. Performance Awards granted to Employees under the Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates or (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business segments, units, or divisions of the Corporation, or the Corporation as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal may include one or more of the following:

•	Stock price measures (including but not limited to growth measures and total stockholder return);

•	Earnings per share (actual or targeted growth);

•	Earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

•	Economic value added (“EVA”);

•	Net income measures (including but not limited to income after capital costs and income before or after taxes);

•	Operating income;

•	Cash flow measures;

•	Return measures (including but not limited to return on capital employed);

•	Operating measures (including but not limited to refinery throughput, oil and gas reserves, and production);

•	Expense targets (including but not limited to finding and development costs and general and administrative expenses);

•	Margins;

•	Reserve replacement ratio, reserve additions, or other reserve level measures;

•	Refined product measures; and

•	Corporate values measures (including but not limited to diversity commitment, ethics compliance, environmental, and safety).

Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), as to grants to those Employees whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee.

(b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Employee Awards made hereunder:

(i) no Employee may be granted, during any calendar year, Employee Awards consisting of Options or SARs that are exercisable for more than 3,000,000 shares of Common Stock;

(ii) no Employee may be granted, during any calendar year, Employee Awards consisting of Stock Awards or Restricted Stock Units covering or relating to more than 1,000,000 shares of Common Stock (the limitation set forth in this clause (ii) and the limitation set forth in clause (i) above being hereinafter collectively referred to as “Stock Based Awards Limitations”); and

(iii) no Employee may be granted Qualified Performance Awards consisting of cash in respect of any calendar year having a maximum payment value determined on the Grant Date in excess of $20,000,000.

9. Director Awards. The Board may grant Director Awards to the Non-employee Directors of the Corporation from time to time in accordance with this paragraph 9. Director Awards may consist of those listed in this paragraph 9 and may be granted singly, in combination or in tandem. Each Director Award may, in the discretion of the Board, be embodied in a Director Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Board in its sole discretion.

(a) Option. A Director Award may be in the form of an Option. An Option awarded to a Non-employee Director pursuant to this Plan may consist of a Nonqualified Stock Option. On the Grant Date, the Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock subject to such Option. The term of the Option shall extend no more than 10 years after the Grant Date. Options may not include provisions that “reload” the option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded to Non-employee Directors pursuant to this Plan, including the Grant Price, the term of the Options, the number of shares subject to the Option and the date or dates upon which they become exercisable, shall be determined by the Board.

(b) Stock Appreciation Rights. A Director Award may be in the form of an SAR. On the Grant Date, the Grant Price of an SAR shall be not less than the Fair Market Value of the Common Stock subject to such SAR. The holder of a tandem SAR may elect to exercise either the option or the SAR, but not both. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any SARs awarded to Non-employee Directors pursuant to this Plan, including the Grant Price, the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Board.

(c) Stock Awards. A Director Award may be in the form of a Stock Award. Terms, conditions and limitations applicable to any Stock Awards granted to a Non-employee Director pursuant to this Plan shall be determined by the Board.

(d) Restricted Stock Unit Awards. A Director Award may be in the form of a Restricted Stock Unit Award. The terms, conditions and limitations applicable to a Restricted Stock Unit Award, including, but not limited to, the Restriction Period and the right to Dividend Equivalents, shall be determined by the Board.

(e) Performance Awards. Without limiting the type or number of Director Awards that may be made under the other provisions of this Plan, a Director Award may be in the form of a Performance Award. Terms, conditions and limitations applicable to any Performance Awards granted to a Non-employee Director pursuant to this Plan shall be determined by the Board. The Board shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Non-employee Director.

10. Non-United States Participants. The Committee may grant awards to persons outside the United States under such terms and conditions as may, in the judgment of the Committee, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified option exercise procedures and other terms and procedures. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, any governing statute, or any other applicable law.

11. Payment of Awards.

(a) General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Administrator shall determine, including, but not limited to, in the case of Common Stock, restrictions on transfer and forfeiture provisions. For an Award of Restricted Stock, the certificates evidencing the shares of such Restricted Stock (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. For an Award of Restricted Stock Units, the shares of Common Stock that may be issued at the end of the Restriction Period shall be evidenced by book entry registration or in such other manner as the Administrator may determine.

(b) Deferral. With the approval of the Administrator, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment; provided, however, that if deferral is permitted, each provision of the Award shall be interpreted to permit the deferral only as allowed in compliance with the requirements of Section 409A of the Code, and any provision that would conflict with such requirements shall not be valid or enforceable. The Administrator may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Administrator. Any deferred payment pursuant to an Award, whether elected by the Participant or specified by the Award Agreement or the terms of the Award or by the Administrator, may be forfeited if and to the extent that the Award Agreement or the terms of the Award so provide.

(c) Dividends and Interest. Rights to (i) dividends will be extended to and made part of any Stock Award and (ii) Dividend Equivalents may be extended to and made part of any Restricted Stock Unit, subject in each case to such terms, conditions and restrictions as the Administrator may establish. The Administrator may also establish rules and procedures for the crediting of interest on deferred cash payments for Awards.

12. Option Exercise. The Grant Price shall be paid in full at the time of exercise in cash or, if elected by the Participant, the Participant may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards; provided that any Common Stock that is or was the subject of an Award may be so tendered only if it has been held by the Participant for at least six months. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award (including “cashless exercise”). Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration thereof, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this paragraph.

13. Taxes. The Corporation or its designated third party administrator shall have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Corporation to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Corporation of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

14. Amendment, Modification, Suspension or Termination of the Plan. The Committee may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) any amendment, modification, suspension, or termination of paragraph 9 of this Plan shall be approved by the Board, (ii) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (iii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Corporation to the extent such approval is required by applicable legal requirements or the requirements of the securities exchange on which the Corporation’s stock is listed.

15. Assignability. Unless otherwise determined by the Administrator and expressly provided in the Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will or the laws of descent and distribution. The Administrator may, in its sole discretion, permit a Participant to designate a beneficiary with respect to an Award, and in the event that a beneficiary designation conflicts with an assignment by will, the beneficiary designation will prevail. The Administrator may prescribe and include in applicable Award Agreements or the terms of the Award other restrictions on transfer. In no event may an Option or SAR be transferred for consideration. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 15 shall be null and void.

16. Adjustments.

(a) The existence of outstanding Awards shall not affect in any manner the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Corporation or its business or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards, including, without limitation, Options, in the form of Common Stock or units denominated in Common Stock, (iii) the Grant Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Corporation, any consolidation or merger of the Corporation with another corporation or entity, the adoption by the Corporation of any plan of exchange affecting Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards, including, without limitation, Options, in the form of Common Stock or units denominated in Common Stock, (ii) the Grant Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock Based Awards Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards.

(c) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, (1) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (2) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (3) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value of Common Stock on such date over the Grant Price of such Award.

17. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Corporation shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the

Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Administrator may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

18. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Corporation shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Corporation, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Corporation to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Corporation shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation. Neither the Corporation nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

19. Section 409A of the Code. It is intended that any Awards under the Plan satisfy the requirements of Section 409A of the Code to avoid imposition of applicable taxes thereunder. Thus, notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Section 409A of the Code and related regulations and Treasury pronouncements, that Plan provision or Award will be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant’s rights to an Award.

20. Right to Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Corporation to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Corporation.

21. Successors. All obligations of the Corporation under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Corporation.

22. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

23. Effectiveness. The Plan was approved by the Board on February 28, 2007. The Plan will be submitted to the stockholders of the Corporation for approval at the 2007 annual meeting of stockholders and, if approved, will become effective as of March 1, 2007. If the stockholders of the Corporation should fail to so approve this Plan at such meeting, this Plan shall terminate and cease to be of any further force or effect, and all grants of Awards hereunder, if any, shall be null and void.

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